UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2009

CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 717, Pittsburgh, PA 15230-0717	15230-0717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2009, Dennis M. Sheedy left the employ of Calgon Carbon Corporation (the “Company”).  Mr. Sheedy had been the Vice President, General Counsel and Secretary of the Company.  A Form 8-K for this matter was filed with the Securities and Exchange Commission on September 8, 2009.

On October 14, 2009, the terms of a Separation Agreement and Release (the “Agreement”) between the Company and Mr. Sheedy became effective.  In general, the Agreement contains certain customary terms and conditions entered into between a company and an executive in connection with termination of employment, such as releases, cooperation, return of documents and confidentiality provisions.  In the Agreement, the Company confirms the payment of certain amounts which were otherwise payable to Mr. Sheedy pursuant to the terms of his employment agreement, which are (i) $322,950 for base pay severance, (ii) $118,250 for cash incentive plan severance, (iii) $14,077 for unused vacation time, and (iv) amounts necessary to continue coverage under medical and dental plans for eighteen months.  The Company also agreed to extend the time in which Mr. Sheedy could exercise certain already issued and vested stock options for 13,050 shares of Company stock, and to pay for life insurance coverage for Mr. Sheedy for a period of eighteen months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION
(Registrant)

Date: October 14, 2009
By /s/ Leroy M. Ball
Leroy M. Ball
Chief Financial Officer